Exhibit 99.1

China Education Alliance Receives Delisting Notice from NYSE

HARBIN, China , Dec. 23, 2011 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: CEU - News) announced that on December 21, 2011 , NYSE Regulation, Inc. (NYSE Regulation) delivered a notice to the company confirming that the exchange will suspend trading of the company's common stock on the NYSE prior to the opening of business on Thursday, December 29, 2011 and that the exchange intends to delist the company's common stock. The Company expects to commence trading on the over-the-counter (OTC) market that same day under a symbol yet to be determined.

Mr. Yu Xiqun, CEO of China Education Alliance commented: "We are very disappointed with the NYSE's decision to suspend trading and delist our shares. Since the onset of the unfounded allegations a year ago, we have at all times kept our doors open to all shareholders who have wanted to research our business in China and have made ourselves available to help investors correctly understand our business. We have held two Annual General Meetings to discuss the future development goals and strategic plans of the Company. We have refused to be intimidated by rumors, none of which have proved true in more than one year. Our business performance has been recovering and our future prospects remains strong.

As of September 30, 2011 we achieved USD26.3 million in revenue and USD18.4 million of profit. We strongly believe our stock price and market value do not correctly reflect the performance and future prospects of our Company.

This is a time of rapid evolution in the Chinese education sector with many opportunities. We will continue to focus on our business operations and further expansion plans."

About China Education Alliance, Inc.

China Education Alliance, Inc. (www.chinaeducationalliance.com) is a fast-growing, leading, China -based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China . The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

Chief Financial Officer
Cloris Li
+86 186 2026 8788
cloris.w.li@gmail.com

Jenny Wu
Tel: +852 2232 3907
jwu@christensenIR.com